UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 13, 2021

Isoray, Inc. (Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33407 (Commission File Number)	41-1458152 (IRS Employer Identification No.)

350 Hills Street, Suite 106, Richland, Washington 99354
(Address of Principal Executive Offices) (Zip Code)

(509) 375-1202
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ISR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01       Entry into a Material Definitive Agreement.

On December 13, 2021, Isoray Medical, Inc. (“Medical”), a wholly owned subsidiary of Isoray, Inc., entered into a Service Agreement (the “Agreement”) with MedikorPharma-Ural LLC, a company incorporated in accordance with the laws of Russia (“Medikor”).

Pursuant to the Service Agreement, Medical will perform certain qualitative and quantitative chemical analyses on Cesium-131 and will be paid by Medikor $140.00 per curie of Cesium-131 for which these services are provided. It is further expected that a separate third-party contractor will receive the Cesium-131 produced by the third-party manufacturer and will sell the Cesium-131 exclusively to Medical. The enriched barium referred to in the Agreement relates to the enriched barium Medical purchased in a previous year and the Agreement supersedes the prior Service Agreement between Medical and Medikor executed in August 2017. Medical anticipates obtaining enough Cesium-131 under this arrangement to obtain over 800 curies of Cesium-131 through the end of the term, December 31, 2022, but there is no assurance as to whether the Agreement will be terminated before this full amount is obtained and other supply sources are used, nor is there assurance that the agreements with the third-parties will be executed.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement. A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits.

(d)     Exhibits

10.1	Service Agreement, dated December 13, 2021, between Isoray Medical, Inc. and MedikorPharma-Ural LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 17, 2021

Isoray, Inc., a Delaware corporation

By: /s/ Lori A. Woods
       Lori A. Woods, CEO